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                                                                EXHIBIT 10.34.1


                                 PROMISSORY NOTE


$3,500,000.00                                           APRIL 30, 1996
                                                        BOSTON, MASSACHUSETTS


      FOR VALUE RECEIVED, 125 WATER STREET, LLC, a Massachusetts limited liability company (together with all successors and assigns, collectively, the "Borrower"), with a principal place of business at 63 Main Street, Gloucester, Massachusetts 01930, promises to pay to the order of CYRK, INC., a Delaware corporation (together with all subsequent holders of this Note, the "Lender"), at 3 Pond Road, Gloucester, Massachusetts 01930 (or such other address specified by the Lender from time to time), the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00) or so much thereof as shall be outstanding from time to time, together with all accrued interest thereon, as provided below.

      Subject to the other terms of this Note regarding default rate interest, interest on the principal balance outstanding from time to time under this Note shall accrue and be payable as follows:

      (i) Commencing on May 1, 1996, and continuing thereafter on the 1st day of each month until December 1, 1996, interest only, in arrears, shall be payable by the Borrower to the Lender on the outstanding balance of this Note at the fixed per annum rate of nine percent (9%).

      (ii) Commencing from and after January 1, 1997, and continuing thereafter on the 1st day of each month until payment in full of this Note, interest only, in arrears, shall be payable by the Borrower to the Lender on the outstanding balance of this Note at the fixed per annum rate of fifteen percent (15%).

      Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      If not sooner paid, all outstanding principal and accrued and unpaid interest thereon shall be paid in full on April 30, 1997 (the "Maturity Date").

      If any payment due under this Note, whether principal or interest, is not received by the Lender within fifteen (15) days after the same is due, the Borrower shall be charged a late payment penalty (whether or not such late payment constitutes an Event of Default hereunder as defined below) equal to five percent (5%) of the amount of such late payment. To the extent permitted by law, interest on any principal or interest unpaid after the occurrence of an Event of Default shall be payable on demand at an interest
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rate equal to 3% above the then prevailing interest rate hereunder (the "Default
Rate").

      If at any time the interest rate or the amount of any fee or penalty required to be paid in connection with this Note would exceed the maximum rate for interest or amount for fees or penalties permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency thereof, then, during such time as such interest, fees, or penalties would be deemed excessive, that portion of each payment of interest, fees or penalties which exceeds the maximum rate for interest or amount for fees or penalties so permitted shall be deemed a voluntary prepayment of principal.

      The Borrower acknowledges that no payments of principal are being required, which will result in a balloon payment of the unpaid principal balance and accrued interest being due upon maturity. The Borrower acknowledges that the Lender has made no agreement to refinance such balloon payment.

      The entries on the records of the Lender (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon as of the date thereof.

      The Borrower hereby grants to the Lender a continuing first priority lien on, and security interest in, any securities, instruments or other property belonging to, standing in the name of, or pledged on behalf of, the Borrower which may be now or hereafter in the possession of the Lender for any purpose, which, together with any other property of the Borrower in which the Lender may at any time have a security interest or other lien, including, without limitation, the property subject to the Loan Documents (defined below) (all of the foregoing being called "Collateral"), shall constitute security for any and all Secured Obligations (defined below), exercisable by the Lender after the occurrence of any Event of Default hereunder.

      Any deposits or other sums from time to time credited by or due from the Lender to the Borrower at any time in the possession of the Lender for any purpose shall at all times constitute Collateral for the payment and performance of the Secured Obligations, and the Borrower hereby grants to the Lender a right of offset, and a continuing first priority lien on, and security interest in, such deposits and other sums as security for the Secured Obligations, exercisable by the Lender after the occurrence of any Event of Default hereunder. Regardless of the adequacy of Collateral securing the Secured Obligations, on the occurrence of an Event of Default, the Lender may apply such deposits, other sums or property to, and set off the same against, the Secured Obligations without prior notice to the Borrower, and the right is expressly granted to the Lender at its option following an Event of

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Default to transfer at any time to itself or to its nominee, any securities, instruments or other property pledged hereunder and to receive the income thereon and hold the same as security therefor, or apply it to the principal or interest due hereon or due on any other Secured Obligation.

      The following shall constitute an event of default ("Event of Default") hereunder: (a) default in the payment of any principal or interest, or other sum required hereunder, continuing for a period of ten (10) days without having been duly cured after written notice thereof to the Borrower, provided that the Lender shall not be required to give such written notice more than twice in any consecutive twelve-month period; or (b) default in the payment of any sum or the performance of any covenant or agreement contained herein, the Loan Agreement of even date herewith between the Borrower and the Lender (as amended in writing, the "Loan Agreement") or in any of the other Loan Documents (as defined in the Loan Agreement) continuing beyond the applicable grace period specified therein, if any; or (c) any warranty, representation or statement made or furnished to the Lender by, or on behalf of, the Borrower proves to have been false in any material respect when made or furnished; or (d) [Intentionally Omitted]; or (e) the dissolution, termination of existence, winding up, liquidation, or cessation of normal business operations of the Borrower or any endorser or Guarantor hereof; or (f) an Insolvency Default (as defined in Section 7.3(d) of the Mortgage) occurs with respect to the Borrower or any Guarantor of the Secured Obligations; or (g) the service of any process upon the Lender seeking to attach by trustee process any funds of the Borrower or any Guarantor on deposit with the Lender; or (h) any material adverse change in the financial condition of the Borrower (existing as of the date hereof) which in the reasonable opinion of the Lender will impair its security for the Secured Obligations or creates a material risk that the Borrower will not be able to satisfy the Secured Obligations in full; or (i) the occurrence of any of the foregoing Events of Default with respect to any Guarantor, endorser or surety to the Lender of all or any part of the Secured Obligations; or (j) the termination or attempted termination of any guaranty by any Guarantor of the Secured Obligations; or (k) the occurrence of any default continuing beyond any applicable grace period in the payment of any loan, note, indebtedness or other obligation of the Borrower or any Guarantor, now or hereafter existing; or (l) failure of the Borrower and the Lender to reach agreement and enter into a lease of the Property pursuant to that certain Letter of Intent dated as of April 30, 1996. Upon the occurrence of one or more Events of Default, or at any time thereafter, at the option of the Lender, all Secured Obligations shall become immediately due and payable without further notice or demand, and the Lender shall then have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code.

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      No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right shall be effective unless in writing and signed by the Lender nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion.

      The Borrower and each endorser or Guarantor hereof waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or any Collateral, and consents to any extension or postponement of the time of payment of any other indulgence under this Note or with respect to any Collateral, to any substitution, exchange or release of any Collateral, and to the addition or release of any other party or person primarily or secondarily liable hereunder. The Borrower hereby waives the right to assert any statute of limitations as a part of the enforcement of this Note or to any action brought to enforce this Note.

      To the maximum extent permitted by law, (i) the Borrower hereby knowingly, voluntarily and intentionally waives any right the Borrower may now or hereafter have to a trial by jury in respect of any suit, action or proceeding arising out of or relating to this Note, the Mortgage (defined below) or any of the other Loan Documents, and (ii) the Borrower and each endorser, surety and Guarantor, hereby submit to the jurisdiction of all courts of The Commonwealth of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Note or the other Loan Documents, and expressly waive any and all objections they may have to venue in any of such courts.

      The Borrower will pay on demand all collection costs and reasonable attorneys' fees paid or incurred by the Lender in enforcing the Secured Obligations or any costs of collection and reasonable attorneys' fees incurred in enforcing the liability of any endorser or Guarantor with respect to the Secured Obligations. If not paid when due, such costs of collection and attorneys fees shall constitute Secured Obligations and be fully secured by the Collateral securing this Note. Further, in the event the Borrower defaults hereunder, under the Mortgage or any of the other Loan Documents, and the Lender has not yet accelerated this Note on account of such default, the Borrower may not thereafter cure such default so as to avoid acceleration without also reimbursing the Lender for the reasonable cost of any costs of collection and attorneys' fees incurred to the date of such cure.

      As used in this Note, "Secured Obligations" means all obligations of the Borrower to the Lender under this Note and the other Loan Documents, whether direct or indirect, absolute or contingent, joint, several or joint and several, secured or

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unsecured, due or to become due, now existing or hereafter arising or of any other type, nature, or description but nevertheless arising under this Note or the other Loan Documents; and "Lender" means the payee or any endorsee of this Note who is in the possession of it, or the bearer hereof if this Note is at the time payable to the bearer. As used in this Note "Guarantor" shall have the same meaning as defined in the Mortgage defined below.

      All notices required or permitted to be given hereunder shall be in writing and shall be effective when mailed, postage prepaid, by registered or certified mail, addressed in the case of the Borrower to it at the Borrower's address specified in the first paragraph of this Note, with a courtesy copy to Richard Novak, Esq, Rackemann, Sawyer & Brewster, One Financial Center, Boston, Massachusetts 02111, and in the case of the Lender to it at the Lender's address specified in the first paragraph of this Note, with a courtesy copy to Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, MA 02109-2891, Attn:
Cameron Read, Esq., or to such other address as either the Borrower or the Lender may from time to time specify by like notice.

      This Note is secured and/or evidenced by, among other things, a certain first priority Mortgage and Security Agreement, as amended from time to time (the "Mortgage") and related first priority Assignment of Leases and Rents, as amended from time to time (the "Assignment"), each of even date herewith, granted by the Borrower encumbering the premises known as and numbered 125 Water Street, Danvers, Essex County, Massachusetts (as more particularly described in the Mortgage, the "Property"); a certain Pledge and Security Agreement of the Guarantors (the "Pledge Agreement"), each of even date herewith, and the Loan Agreement.

      This Note shall take effect as a sealed instrument, and shall be governed by the laws of The Commonwealth of Massachusetts.

      WITNESS THE EXECUTION HEREOF as of the day first set forth above.

WITNESS:                            BORROWER:

                                    125 WATER STREET, LLC


/s/ J. Michael Faherty              By: /s/ Gregory P. Shlopak
------------------------                -------------------------------------
                                        Gregory P. Shlopak, hereunto
                                        duly authorized

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